Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

Umpqua Holdings Corporation Announces Fourth Quarter 2019 Earnings Conference Call on January 23, 2020

PORTLAND, Ore., December 30, 2019 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, today announced that it will host its fourth quarter 2019 earnings conference call on Thursday, January 23, 2020, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full year 2019 financial results, which are expected to be released after the market closes on January 22, 2020. There will be a live question-and-answer session following the presentation.

To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 9756638. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 9756638. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

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